As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-76314

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STILLWATER MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0480654 (I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102
(Address of Principal Executive Offices and Zip Code)

STILLWATER MINING COMPANY 401(k) PLAN
STILLWATER MINING COMPANY BARGAINING UNIT 401(k) PLAN
(Full title of plan)

Francis R. McAllister
Chief Executive Officer
Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

(406) 373-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gregory E. Lindley
Holland & Hart LLP
60 East South Temple
Suite 2000
Salt Lake City, Utah 84111-1031
(801) 595-7800

The Registration Fee was previously calculated and paid in connection with the filing of the
Registration Statement on January 4, 2002.

No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

     Stillwater Mining Company registered 2,000,000 shares of its common stock for future issuance under the Stillwater Mining Company 401(k) Plan and Trust and the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust on Form S-8 (File No. 333-76314), filed with the Securities and Exchange Commission on January 4, 2002, with 800,000 of the shares relating to shares to be acquired by its employees under the Stillwater Mining Company 401(k) Plan and Trust and 1,200,000 of the shares relating to shares to be acquired under the Stillwater Mining Company Bargaining Unit 401(k) Plan and Trust. Stillwater Mining Company desires to amend the Form S-8 to provide that the Registration Statement will relate to (i) 600,000 shares of common stock, $.01 par value per share, that may be acquired by its employees under the Stillwater Mining Company 401(k) Plan, and (ii) 1,400,000 shares of its common stock, $.01 par value per share, that may be acquired by its employees under the Stillwater Mining Company Bargaining Unit 401(k) Plan.

     No other provisions of the Registration Statement are amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on July 22, 2005.

STILLWATER MINING COMPANY
By:	/s/ Francis R. McAllister
Francis R. McAllister
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature, Name and Title	Date

/s/ Francis R. McAllister Francis R. McAllister Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2005
/s/ Gregory A. Wing Gregory A. Wing Vice President and Chief Financial Officer (Principal Accounting Officer)	July 22, 2005
/s/ Craig L. Fuller Craig L. Fuller, Director	July 22, 2005
/s/ Patrick M. James Patrick M. James, Director	July 22, 2005
/s/ Steven S. Lucas Steven S. Lucas, Director	July 22, 2005

Signature, Name and Title	Date

/s/ Joseph P. Mazurek Joseph P. Mazurek, Director	July 22, 2005
/s/ Sheryl K. Pressler Sheryl K. Pressler, Director	July 22, 2005
/s/ Donald W. Riegle Jr. Donald W. Riegle Jr., Director	July 22, 2005
/s/ Todd D. Schafer Todd D. Schafer, Director	July 22, 2005
/s/ Jack E. Thompson Jack E. Thompson, Director	July 22, 2005

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